UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 20, 2010
Date of report (Date of earliest event reported)
Professional Veterinary Products, Ltd.
(Exact Name of Registrant as Specified in Its Charter)
Nebraska
(State or Other Jurisdiction of Incorporation)

000-26326 (Commission File Number)	37-1119387 (IRS Employer Identification No.)

10077 South 134th Street Omaha, NE (Address of Principal Executive Offices)	68138 (Zip Code)
(402) 331-4440
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.03. Bankruptcy or Receivership
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4

Item 1.01. Entry into a Material Definitive Agreement.
Bankruptcy Case
     As previously reported in the Company’s Current Report on Form 8-K filed on August 20, 2010, Professional Veterinary Products, Ltd., a Nebraska corporation (the “Company”), and its subsidiaries, ProConn, LLC, a Nebraska limited liability company (“ProConn”), and Exact Logistics, LLC, a Nebraska limited liability company (“Exact”, and together with the Company and ProConn, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Nebraska (the “Bankruptcy Court”) (Case Nos. 10-82436, 10-82437 and 10-82438) (collectively, the “Bankruptcy Case”) on August 20, 2010. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors are pursuing a sale of substantially all of their assets pursuant to Section 363 of the Bankruptcy Code under a Bankruptcy Court supervised auction and sale process. During the bankruptcy process, the Debtors intend to use the proceeds of loans under a debtor-in-possession revolving credit facility (described below) for working capital and other general corporate purposes.
DIP Facility
     In connection with the Bankruptcy Case, the Debtors entered into a Stipulation For Secured Borrowing and Adequate Protection on August 20, 2010 (the “DIP Facility”) with their existing lender, Wells Fargo Bank, National Association (the “Lender”). The DIP Facility contemplates that the Lender will make revolving loans available to the Debtors under the terms of the Credit and Security Agreement dated January 29, 2010 by and among the Debtors and the Lenders, together with the loan documents related thereto (as amended and modified, the “Existing Credit Facility”). The loans available to the Debtors under the DIP Facility are in an aggregate amount of up to $40 million, subject to borrowing base and budget limitations, for working capital and other general corporate purposes. The loans bear interest at the rate of 3-month LIBOR plus 8.50% per annum, and require payment of a $75,000 commitment fee. The DIP Facility is subject to the approval of the Bankruptcy Court.
     The DIP Facility terminates, and the loans under the DIP Facility mature, on the earliest to occur of (a) September 30, 2010, (b) the failure of the Debtors to achieve certain milestones with respect to the sale of assets pursuant to Section 363 of the Bankruptcy Code during September 2010, (c) the occurrence of an event of default under the DIP Facility, or (d) the approval of the Bankruptcy Court of the sale of assets pursuant to Section 363 of the Bankruptcy Code and the payment of the proceeds thereof to the Lender in an amount sufficient to pay the obligations owing to the Lender in full. The DIP Facility requires monthly interest payments, and principal and accrued interest are payable on the applicable maturity date described above. The Debtors’ obligations under the DIP Facility are secured by a lien on substantially all of the assets of the Debtors, as well as a superpriority administrative claim in the Bankruptcy Case. The DIP Facility contains various representations, warranties and covenants by the Debtors, and events of default, that are customary for transactions of this nature.

     The foregoing description of the terms of the DIP Facility is qualified in its entirety by reference to the DIP Facility, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 1.03. Bankruptcy or Receivership.
     The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Bankruptcy Case is incorporated into this Item 1.03 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 of this Current Report on Form 8-K regarding the DIP Facility is incorporated into this Item 2.03 by reference.
Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     Under the terms of the Existing Credit Facility, pursuant to which the Debtors have outstanding obligations in the approximate amount of $5.9 million as of August 23, 2010, an event of default occurred on August 20, 2010 due to the filing of the Bankruptcy Case. As a result, the Existing Credit Facility provides that the Lender may terminate its commitment to make additional advances to, and issue letters of credit for the account of, the Debtors thereunder and that the obligations owing to the Lender thereunder are automatically due and payable.
     The ability of the Lender to seek remedies to enforce its rights under the Existing Credit Facility described above is automatically stayed as a result of the filing of the Bankruptcy Case, and the Lender’s rights of enforcement are subject to applicable provisions of the Bankruptcy Code.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On August 24, 2010, the Board of Directors of the Company approved Key Executive Employee Incentive Agreements (the “Incentive Agreements”) with each of the following officers: (a) Stephen J. Price, President and Chief Executive Officer; (b) Jamie Meadows, Chief Operating Officer; and (c) Vicky Winkler, Director of Finance (principal financial officer). The Incentive Agreements are subject to Bankruptcy Court approval and structured to incentivize such officers to, among other things, consummate a sale of substantially all of the Company’s inventory to a buyer pursuant to Section 363 of the Bankruptcy Code. The Incentive Agreements provide for the following payments to each officer:
•	bonuses of $72,000 to Mr. Price, $35,000 to Mr. Meadows and $22,000 to Ms. Winkler, if the officer is employed by the Company on the date the Bankruptcy Court confirms a sale of substantially all of the Company’s inventory to a buyer pursuant to Section 363 of the Bankruptcy Code; and

•	bonuses of $40,000 to Mr. Price and $14,000 to Ms. Winkler, if the officer is employed by the Company on (a) November 30, 2010 or (b) the date a distribution is made to general unsecured creditors (other than a distribution from the sale of substantially all of the Company’s inventory to a buyer pursuant to Section 363 of the Bankruptcy Code).
     The foregoing description of the terms of the Incentive Agreements is qualified in its entirety by reference to the Incentive Agreements, copies of which are filed herewith as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.
Item 8.01. Other Events.
     On August 20, 2010, the Company and ProConn completed the sale of their inventory of certain animal health products and miscellaneous related assets to Micro Beef Technologies, Ltd. (“Micro Beef”). The assets sold to Micro Beef primarily consisted of inventory located in the delivery vehicles operated by salespersons of the Company who accepted employment offers with Micro Beef. The purchase price for the Micro Beef transaction was based on the cost of the inventory to the Company and ProConn, which amount totaled approximately $1.5 million plus the assumption of certain vehicle leases.
     On August 17, 2010, the Company completed the sale of its inventory of certain swine products and miscellaneous related assets to Lextron, Inc. (“Lextron”). The purchase price for the Lextron transaction was based on the cost of the inventory to the Company, which amount totaled approximately $2.5 million.
     The proceeds of the Micro Beef and Lextron transactions were paid to the Lender and used to reduce the obligations owing under the Existing Credit Facility.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Stipulation For Secured Borrowing and Adequate Protection dated August 20, 2010 by the Debtors and Wells Fargo Bank, National Association

10.2	Key Executive Employee Incentive Agreement dated August 19, 2010 by Stephen J. Price and the Company

10.3	Key Executive Employee Incentive Agreement dated August 19, 2010 by Jamie Meadows and the Company

10.4	Key Executive Employee Incentive Agreement dated August 19, 2010 by Vicky Winkler and the Company
     This Current Report on Form 8-K and the exhibits filed herewith contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company’s beliefs concerning future business conditions, outlook based on currently available information and statements regarding the Company’s expectations concerning the bankruptcy process. The Company’s actual results could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties. These risks and uncertainties, include, without limitation, (1) the ability of the Company to develop, pursue, confirm and consummate one or more plans of reorganization or liquidation with respect to the Bankruptcy Case; (2) the ability of the Company to obtain court approval of its motions in the Bankruptcy Case pursued by it from time to time; (3) risks associated with third parties seeking and obtaining Bankruptcy Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans, or the appointment of a trustee or to convert the cases to Chapter 7 cases; (4) potential adverse developments with respect to the Company’s liquidity or results of operations; (5) the ability of the Company to fund and execute its business plan; (6) the ability of the Company to retain and compensate key executives and other key employees; and (7) any further deterioration in the macroeconomic environment or consumer confidence. Discussion of additional factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is set forth under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended July 31, 2009, and in more recent filings made by the Company with the Securities and Exchange Commission. Each forward-looking statement, including, without limitation, financial guidance, speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Veterinary Products, Ltd.
Date: August 25, 2010	By:	/s/ Stephen J. Price
		Name:	Stephen J. Price
		Title:	President and CEO

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stipulation For Secured Borrowing and Adequate Protection dated August 20, 2010 by the Debtors and Wells Fargo Bank, National Association

10.2	Key Executive Employee Incentive Agreement dated August 19, 2010 by Stephen J. Price and the Company

10.3	Key Executive Employee Incentive Agreement dated August 19, 2010 by Jamie Meadows and the Company

10.4	Key Executive Employee Incentive Agreement dated August 19, 2010 by Vicky Winkler and the Company